UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2015

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 9, 2015, Acorda Therapeutics, Inc. (the “Company”) entered into an employment agreement with Enrique Carrazana, the Company's Chief Medical Officer, in the form approved by the Board of Directors for Michael Rogers, the Company’s Chief Financial Officer, and Andrew Hindman, the Company’s Chief Business Development Officer, the most recent executive officers to join the Company. Dr. Carrazana's employment agreement replaced a change of control agreement and offer letter previously entered into between Dr. Carrazana and the Company.  In addition to incorporating existing terms of Dr. Carrazana's employment, following termination by the Company without cause or by him for good reason (as such terms are defined in the agreement), the employment agreemenet provides Dr. Carrazana with severance payments equal to his base salary for 12 months, a bonus equal to his target bonus for such year (pro-rated), and certain other specified benefits.  In the event of such a termination within 18 months of a change of control (as defined in the agreement), he is entitled to a lump-sum severance payment for a 24-month period, a bonus equal to two times his target bonus, immediate vesting of his equity awards, as well as certain other specified benefits.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 9, 2015 (the “Annual Meeting”) at the Residence Inn By Marriott, 7 Executive Boulevard, Yonkers, NY 10701.  40,359,907 shares of the Company’s common stock, or 94.30% of the shares of the Company’s common stock issued and outstanding on the record date for the Annual Meeting, were present in person or represented by proxy at the Annual Meeting.  Summarized below are descriptions of the proposals voted on at the Annual Meeting and the final results of such voting:

Proposal One: Election of directors

As described in the Company’s 2015 Proxy Statement, the Company’s Board of Directors nominated two individuals to serve as Class I directors for a term to expire on the date of the Company’s 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  Both of such nominees were elected by a plurality vote (and also received a majority vote, for purposes of the majority vote provisions of the Company’s Bylaws), as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Barry Greene	37,366,328	1,016,781	1,976,798
Ian Smith	38,035,808	347,301	1,976,798

Proposal Two:  Approval of the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan

The Company’s stockholders approved the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,321,705	9,048,657	12,747	1,976,798

Proposal Three:  Ratification of appointment of independent auditors

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015, by the following vote:

Votes For	Votes Against	Abstentions
40,232,397	118,307	9,203

Proposal Four: Advisory (non-binding) vote to approve named executive officer compensation

The Company’s stockholders voted, in an advisory, non-binding manner, to approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2015 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables (the “say-on-pay vote”).  The Company’s stockholders voted as follows to approve such executive compensation pursuant to the say-on-pay vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,859,001	3,278,447	245,661	1,976,798

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

June 12, 2015	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer